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                                                                    Exhibit 4.33

                                    English Translation of the Original Contract
                                                Confidential Treatment Requested


                            PRODUCT SUPPLY CONTRACT

                                                 Contract Number: SFBE-070108-JJ
                                               Place of Signing: Qidong, Jiangsu
                                                Date of Signing: January 8, 2007

Party A: SHANGHAI JIU JING ELECTRONIC MATERIAL CO., LTD.
Party B: JIANGSU LINYANG SOLARFUN CO., LTD.

This Contract is entered into by and between Party A and Party B after friendly negotiations, whereby Party A agrees to supply silicon wafers to Party B as follows:

Article 1 Name of Products, Technical Specifications, Quantity, Price and Delivery Schedule.

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NAME OF PRODUCTS                TECHNICAL SPECIFICATIONS                             QUANTITY      PRETAX UNIT   DELIVERY SCHEDULE
                                                                                                     PRICE
                                                                                                     (RMB
                                                                                                   YUAN/PIECE)
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
                        1. Type: Type P

                        2. Width of the subject silicon wafer:
                        125+/-0.5mm

                        3. Diameter of the subject silicon wafer:
                        150+/-0.5mm

                        4. Thickness of the subject silicon wafer:
                        220+/-15um

                        5. Resistivity: 0.5~3 (ohm)cm, 3~6 (ohm)cm

                        6. Minority carrier lifetime: > or = 10 us                                              For each calendar
                                                                                                                month during the
                        7. Damage layer: < 15 um                                                                period from
                                                                                                                January 1, 2007
                        8. Cutting mode: multi-line cutting                                                     to December 31,
                                                                                                                2007, 0.5 million
                        9. Crystal orientation: (100)+/-1 degrees                                               pieces shall be
                                                                                                                supplied, of
                        10. TTV < or = 30 um                                                                    which the first
Monocrystalline                                                                                                 0.25 million
Silicon Wafer           11. Vertical angle: 90 degrees+/-0.3 degrees             6 million pieces  [-]          pieces shall be
                                                                                                                delivered on the
                        12. Oxygen concentration: < 1x10(18)at/cm(3)                                            10th day and the
                                                                                                                second 0.25
                        13. Dislocation Density: < or = 3000/cm(2)                                              million pieces
                                                                                                                shall be
                        14. Carbon concentration: < 5x10(16)at/cm(3)                                            delivered on the
                                                                                                                20th day of each
                        15. Warp: < 0.035mm                                                                     calendar month.

                        16. Notch: notch of crystal orientation
                        (length x depth) shall be no bigger than 1x0.3mm, and any subject silicon wafer does not allow more than one notch or any V-shaped notch on it.

                        17. Broken edge: any subject silicon wafer does not allow a broken edge (length x depth) bigger than 1x0.5mm or more than one broken edge on it.

                        18. Line mark: any subject silicon wafer does
                        not allow any conspicuous mechanical line mark
                        on it,
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                                    English Translation of the Original Contract
                                                Confidential Treatment Requested

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
                        which means that any mechanical line
                        mark on any subject silicon wafer is not
                        acceptable unless its depth is < or = 15 um.

                        19. The surface of any subject silicon wafer does not allow any stain, abnormal spot, visible crack or needle aperture.

                        20.  Chamfer deviation: < or = 0.5mm

                        21.  Silicon wafer shall be stress-free.

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                   Total Price                                                       [-]
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Article 2      Quality Requirements and Technical Specifications. The quality requirements and technical specifications set forth in Article 1 above shall be strictly followed. For each batch of the subject products delivered hereunder, 0.02% of the quantity of such batch broken in the course of inspection shall be at Party B's expense.

Article 3 Place and Manner of Delivery. The subject products shall be delivered to Party B's warehouse.

Article 4 Manner and Cost of Transportation. Party A, shall at its own expense, deliver the subject products to Party B's warehouse.

Article 5 Packaging Standard and Category of Packaging Materials. Suitable for long-distance transportation of solar-grade monocrystalline silicon wafers.

Article 6 Terms of and Period for Payment. Party B shall pay Party A a deposit, which shall, taken together with the deposit prepaid by Party A prior to the signing of this Contract, amount to RMB30 million (the "Deposit") and be paid to Party A's account prior to the delivery of the first batch of the subject products. For each calendar month during the period from January 1, 2007 to December 31, 2007, RMB2.5 million from the Deposit will be equally set off against the payment for each batch of the subject products delivered during such month. The remaining payment for each batch of the subject products shall be paid based on the actual quantity of the accepted products in such batch within three (3) workdays after such batch has passed Party B's inspection. Party A shall issue a full-amount VAT invoice within five (5) workdays as of its receipt of the remittance of each such payment.

Article 7 Effectiveness of the Contract. This Contract shall take effect upon Party B's payment of the Deposit.

Article 8      Liabilities for Breach of Contract.

               8.1 In case this Contract is terminated for any reason attributable to either Party A or Party B, in addition to the settlement of the payables between them and resolution of the issues arising hereunder, Party A or Party B, i.e., the breaching party, shall also pay the other party liquidated damages which shall be equal to 1% of the total value of this Contract.

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                                    English Translation of the Original Contract
                                                Confidential Treatment Requested

               8.2 If this Contract is rendered unable to be performed due to a breach by either party hereto, the breaching party shall be liable to the other under the Contract Law of the People's Republic of China.

Article 9 Any dispute in connection with the performance of this Contract shall be settled through negotiations between the parties hereto. If no settlement can be reached, the dispute shall be submitted for arbitration to the arbitration commission in the place where this Contract is signed.

Article 10     Miscellaneous.

               10.1 This Contract shall not come into effect until after the signature of the signatory and the company seal of each of Party A and Party B have been affixed hereto and Party B has made the initial advance payment.

               10.2 This Contract shall be signed in two (2) counterparts, with each Party A and Party B to hold one (1). This Contract may be signed by fax.

               10.3 The contract Nos. SFBE-061118-JJ shall be terminated
                    simultaneously with the effectiveness of this Contract.

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                      Party A                                                                 Party B
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
Company Name: SHANGHAI JIUJING ELECTRONIC MATERIAL                Company Name: JIANGSU LINYANG SOLARFUN CO., LTD. (seal for the
CO., LTD. (company seal)                                          special use for contract)

Address:                                                          Address: 666 Linyang Road, Qidong, Jiangsu Province
Legal Representative:                                             Legal Representative: (signature)
Authorized Agent: (signature)                                     Authorized Agent:
Tel:                                                              Tel: 0513-83115763
Fax:                                                              Fax: 0513-83307011

Date: January 11, 2007                                            Bank of Deposit: Bank of China, Qidong Branch,
                                                                  Business Department
Bank of Deposit:                                                  Account No.: 647032159808091001
Account No.:                                                      Tax Registration No.: 320681765140726
Tax Registration No.:                                             Postal Code: 226200
Postal Code:
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